Exhibit 99.1

DATED 2006

THE LONDON WALL LIMITED PARTNERSHIP
acting by its general partners
HAMMERSON LONDON WALL (GP) LIMITED and
KAJIMA CITY DEVELOPMENTS LIMITED

and

BOWNE INTERNATIONAL LIMITED

and

BOWNE & CO INC

AGREEMENT FOR LEASE

Part Fifth Floor, 1 London Wall, London

Nabarro Nathanson
1 South Quay
Victoria Quays
Sheffield S2 5SY

Tel: 0114 279 4000
CONTENTS

Clause Subject matter Page

1.	DEFINITIONS AND INTERPRETATION

2.	RECITALS

3.	GRANT AND COMPLETION OF THE LEASE AND OTHER DOCUMENTS

4.	SEPARATION WORKS

5.	MEASUREMENT AND RENT CALCULATION

6.	THE TENANT’S FITTING OUT WORKS

7.	OCCUPATION

8.	ADDITIONAL DOCUMENTATION

9.	TITLE

10.	MATTERS AFFECTING THE PROPERTY

11.	STANDARD CONDITIONS

12.	ACKNOWLEDGEMENTS

13.	DEALING WITH THIS AGREEMENT

14.	NO DEMISE OR PARTNERSHIP

15.	NO RESTRICTIONS

16.	NO PUBLICITY

17.	VALUE ADDED TAX

18.	NON-MERGER

19.	NOTICES

20.	COSTS

21.	INTEREST

22.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

23.	JURISDICTION AND LEGAL OPINION

24.	LAND REGISTRATION

25.	CAPITAL CONTRIBUTION

26.	CONSTRUCTION INDUSTRY DEDUCTION SCHEME

27.	GENERAL

28.	GUARANTOR PROVISIONS

FIRST SCHEDULE Property
SECOND SCHEDULE Disclosed Documents
THIRD SCHEDULE Lease
FOURTH SCHEDULE Licence to Carry Out Works
FIFTH SCHEDULE Separation Works Specification
SIXTH SCHEDULE Duty of Care Letter
SEVENTH SCHEDULE Legal Opinion

AGREEMENT FOR LEASE

DATE 2006

PARTIES

(1)	THE LONDON WALL LIMITED PARTNERSHIP (company registration number LP5855) whose principal place of business is at 100 Park Lane, London W1Y 4AR acting by its general partners HAMMERSON LONDON WALL (GP) LIMITED (company registration number 3561897) whose registered office is at 100 Park Lane, London W1Y 4AR and KAJIMA CITY DEVELOPMENTS LIMITED (company registration number 3162882) whose registered office is at Grove House, 248A Marylebone Road, London NW1 6GZ (the “Developer”); and

(2)	BOWNE INTERNATIONAL LIMITED (company registration number 3477992) whose registered office is at 60 Queen Victoria Street, London, EC4N 4TR (the “Tenant”); and

(3)	BOWNE & CO INC a corporation incorporated under the law of the state of Delaware and having a place of business at 345 Hudson Street, New York, New York 10014 (the “Guarantor”).

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following words and phrases have the following meanings:

“Agreed Form”

means in relation to any document the form of that document (or the draft of it) which is either attached to this Agreement or which has been signed for the purpose of identification by the Developer’s Solicitors and the Tenant’s Solicitors on behalf of their respective clients;

“Building”

has the meaning given to it in the Lease;

“Capital Contribution”

means:

(i)	an amount (to be determined following the issue of the Measurement Surveyor’s report pursuant to clause 5) equivalent to £70 plus Value Added Tax per floor box at a rate of one per ten square metres of the Net Internal Area of the Property being the Developer’s contribution towards the installation of electrical floor boxes in the Property; and

(ii)	£ being the cost of the Separation Works — Fifth Floor.

“Code”

means the RICS/ ISVA Code of Measuring Practice (5th Edition) issued by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers;

“Completion Date”

means the day five Working Days after the issue of the Measurement Surveyor’s Report pursuant to clause 5 or such earlier date as the parties shall agree in writing;

“Developers Record Information Contractor”

means Dome Building Services Project Management Limited or such other record information contractor as the Developer shall nominate, acting reasonably, from time to time;

“Developer’s Solicitors”

means Nabarro Nathanson of Lacon House, Theobald’s Road, London WC1X 8RW (Reference: JB/RXK/L1835/00026);

“Disclosed Documents”

means the deeds and documents (if any) listed in the Second schedule;

“Guarantor”

means Bowne & Co. Inc. of 345 Hudson Street, New York, New York 10014;

“Headlease”

means the lease of the Building dated 2 May 2001 made between the Corporation (1) the Developer (2) and others;

“Lease”

means a lease of the Property in the Agreed Form attached as the Third schedule;

“Legal Opinion”

means the legal opinion in the Agreed Form attached as the Seventh schedule;

“Licence to Carry Out Works”

means a licence in the Agreed Form permitting the carrying out of the Tenant’s Fitting Out Works in respect of the Property attached as the Fourth schedule;

“Measurement Surveyor”

means Plowman Craven Associates of 141 Lower Luton Road, Harpenden, Herts AL5 5EQ;

“Net Internal Area”

means the net internal area of the Property to be measured in square feet and measured in accordance with the Code;

“Party”

means as the context requires either the Developer or the Tenant or the Guarantor and “Parties” will mean all of them;

“Property”

means the property described in the First schedule;

“Regulations”

means the Construction (Design and Management) Regulations 1994;

“Rent Commencement Date”

means the dates falling 36 months after the date of this Agreement;

“Separation Certificate”

means the certificate issued by the Separation Certifier to certify that the Separation Works have been completed;

“Separation Certifier”

means such person, firm or company as may be appointed by the Tenant to certify that the Separation Works have been completed;

“Separation Contractor”

means such person or person chosen by the Tenant and approved by the Developer (such approval not to be unreasonably withheld or delayed) and shall include any replacement contractor chosen by the Tenant and approved by the Developer (such approval not to be unreasonably withheld or delayed);

“Separation Works”

means the erection of a wall to separate the Property from the remainder of the fifth floor of the Building as detailed in the plan and specification attached as the Sixth schedule;

“Tenant Guidelines on Fit Out”

means the guidelines annexed to the Licence to Carry Out Works in CD Rom format;

“Tenant’s Fitting Out Works”

means the works to be carried out by the Tenant at its own expense to fit out the Property for use and occupation;

“Tenant’s Representative”

means such firm of surveyors appointed by the Tenant for the purpose of this Agreement;

“Tenant’s Solicitors”

means Morgan Lewis & Bockius of 2 Gresham Street, London (Reference: Paula Leon-Janes);

“Value Added Tax”

means value added tax or any similar tax from time to time replacing it or performing a similar fiscal function;

“Working Day”

means a day (except for Saturday or Sunday) on which clearing banks in the City of London are (or would be but for a strike, lock-out or other stoppage affecting a particular bank or banks generally) open during banking hours.

1.2	The clause headings in this Agreement (except for the definitions) are for ease of reference and are not to be used for the purposes of construing this Agreement.

1.3	References in this Agreement to clause numbers or schedules or paragraphs in schedules mean the clauses of or schedules to or paragraphs in schedules to this Agreement.

1.4 1.5 1.6 1.7	Obligations undertaken by more than one person are joint and several obligations.
Words importing persons include firms, companies and corporations and vice versa.
Words importing one gender will be construed as importing any other gender.
Words importing the singular will be construed as importing the plural and vice versa.

1.8	Unless otherwise specified, a reference to legislation is to that legislation as consolidated, amended or re-enacted from time to time and includes all orders, regulations, consents, licences and bye-laws made or granted under such legislation and references to legislation generally are to all legislation (local, national and supra-national) having effect in relation to the Property.

1.9	Where any act is prohibited no Party will permit or omit to do anything which will allow that act to be done.

1.10	Where any Party agrees to do something it will be deemed to fulfil that obligation if it procures that it is done.

1.11	Where any request, notice, consent, approval, permission or certificate is required to be given by or to any Party such request, notice, consent, approval, permission or certificate must be in writing and will not constitute a valid notice, consent, approval, permission or certificate for the purpose of this Agreement unless it is in writing.

1.12	References in this Agreement to the Standard Conditions are to the Standard Commercial Property Conditions (First Edition).

1.13	Where a matter is subject to the consent or approval of the Developer it shall also, where required, be subject to the written consent of any superior landlord.

1.14	The obligations on the part of the Developer contained in this Agreement are personal to and shall not bind any successors in title by operation of statute or otherwise save where the contrary is stated.

2.	RECITALS

Practical Completion of the Building occurred on 7 November 2003 with partial possession occurring at various dates prior to 7 November 2003 and the Developer has agreed to grant and the Tenant has agreed to accept the Lease on the terms and conditions of this Agreement.

3.	GRANT AND COMPLETION OF THE LEASE AND OTHER DOCUMENTS

3.1	The Developer will grant and the Tenant and the Guarantor will accept the Lease and execute the counterpart and the Tenant shall procure delivery to the Developer of the duly executed and completed Guarantee in the Agreed Form on the date falling 5 working days after the date of issue of the Separation Certificate.

3.2	The Term Commencement Date (as defined in the Lease) will be the date hereof.

3.3	The first Rent Review Dates (as defined in the Lease) will be the fifth anniversary of the Term Commencement Date and subsequent dates for review of the rent will be determined in accordance with the Lease calculated from that day.

3.4	The Rent (as defined in the Lease and calculated in accordance with clause 5 of this Agreement) will be payable in accordance with the terms of the Lease with effect from the Rent Commencement Date.

3.5	The liability to pay the Insurance Rent, Service Charge (as defined in the Lease) or any other payments due to the Developer under the Lease commences on the date hereof.

4.	SEPARATION WORKS

4.1	The Tenant shall engage the Separation Contractor to carry out the Separation Works and shall use reasonable endeavours to procure that such works are carried out:

4.1.1	in a good and workmanlike manner and in accordance with good building practice;

4.1.2	with good and suitable quality materials in conformity with the specification attached to this Agreement as the Fifth schedule;

4.1.3	in compliance with all permissions consents approvals licences and certificates and permits (in legally effectual form) which are lawfully necessary to carry out and complete the Separation Works;

4.1.4	using, in relation to the design of the Separation Works, the level of professional skill, care and diligence reasonably to be expected of a properly qualified professional consultant who has held itself out as competent to perform such design services having regard to their size and nature;

4.1.5	and completed within 10 weeks of the date hereof.

4.2	The Tenant shall procure that the Developer is given not less than five Working Days’ notice of the Separation Certifier’s intention to inspect the Separation Works with a view to the issue of the Separation Certificate and shall ensure that arrangements are made for joint inspection by the Developer, Developer’s Agent and Tenant and so that the reasonable representations of the Developer’s Agent concerning the Separation Works shall be considered and if on such inspection the Separation Certificate is not issued the procedure shall be repeated until it is so issued.

4.3	The provisions of clauses 6.1 and 6.3 to 6.7 inclusive and of subclauses 6.2.1 and 6.2.7 inclusive shall apply to the Separation Works mutatis mutandis save that the reference in clause 6.5 to the Licence to Carry Out Works shall be disregarded.

4.4	The Tenant shall use reasonable endeavours to procure that the Separation Contractor and the Separation Certifier each provide the Landlord with a warranty in relation to their involvement with the Separation Works in a form to be agreed.

4.5	Following completion of the Separation Works only the inner half of such works dividing the Property from other parts of the Building shall form part of the Premises as defined in the Lease and for the avoidance of doubt the Tenant shall be under no obligation to maintain the Separation Works save for such inner half and shall be under no obligation to reinstate such works at the end or sooner determination of the term granted by the Lease.

5.	MEASUREMENT AND RENT CALCULATION

5.1	The Developer shall procure the measurement at the Net Internal Area of the Property by the Measurement Surveyor in accordance with the Code promptly after issue of the Separation Certificate and shall give the Tenant’s Representative not less than 5 Working Days’ prior written notice of the dates and times of such measurement and they shall be entitled (but not obliged) to attend such measurement.

5.2	The Developer shall procure that within 10 Working Days of such measurement, the Measurement Surveyor will provide the Developer and the Tenant’s Representative with a complete copy of its report and shall provide a duty of care letter in the Agreed Form.

5.3	The report of the Measurement Surveyor is final and binding.

5.4	The Rent shall be calculated by multiplying the figure of £39 by the Net Internal Area of the Property as determined by the Measurement Surveyor.

5.5	The costs of the Measurement Surveyor shall be borne by the Developer.

6.	THE TENANT’S FITTING OUT WORKS

6.1	The Tenant shall provide to the Developer for its approval (such approval not to be unreasonably withheld in respect of any internal, non-structural alterations or additions but otherwise to be in the Landlord’s absolute discretion) plans, specifications and such information as the Developer shall reasonably require in relation to the whole or parts of the Tenant’s Fitting Out Works and the Tenant shall not commence any part of the Tenant’s Fitting Out Works until the details of the Tenant’s Fitting Out Works have been approved by the Developer in writing.

6.2	If not granted by the commencement of the Tenant’s Fitting Out Works, on carrying out the Tenant’s Fitting Out Works the Tenant will comply with the obligations of the tenant in the Licence to Carry Out Works as if it had been granted and in any event:

6.2.1	in carrying out the Tenant’s Fitting Out Works the Tenant shall comply with all reasonable requirements of the Developer where they may affect the Works any other works to the Building or any other occupier of the Building and shall comply with the Tenant Guidelines on Fit Out. The Tenant shall submit a method statement and programme to the Developer for approval (such approval not to be unreasonably withheld) and following approval by the Developer shall strictly comply with such method statement and programme;

6.2.2	the design and construction of the Tenant’s Fitting Out Works are to be compatible and fully co-ordinated with the Works and any other works to the Building;

6.2.3	the Tenant shall not permit or cause any damage or obstruction to or interference with all Works or other works to the Building in the course of the execution of the Tenant’s Fitting Out Works;

6.2.4	if any such damage, obstruction or interference is caused the Tenant shall indemnify the Developer against any losses, costs or expenses arising;

6.2.5	the Tenant shall procure that all materials to be used in connection with the Tenant’s Fitting Out Works are delivered straight to (and kept within) the Property and that all refuse is kept within the Property ready for collection;

6.2.6	in the event of any failure to comply with this clause 6 the Developer may require the Tenant and its contractors to cease carrying out works to and/or to vacate the area involved until the failure is remedied to its satisfaction;

6.2.7	in relation to those portions of the Tenant’s Fitting Out Works which comprise the connection or interface with the electronic elements of the fire protection system, the building management system, the risers and other systems serving the Building or which affect the structure of the Building the Tenant shall either:

(a)	retain the Contractor or the same members of the Compliance Monitoring Consultants or other professional team member who prepared such structural, mechanical or electrical engineering aspects of the Works provided that such persons shall agree to provide their services to the Tenant at reasonable rates and terms; or

(b)	reimburse within ten (10) Working Days of written demand to the Landlord the reasonable costs properly incurred by such persons in reviewing and approving the details of such elements of the Tenant’s Fitting Out Works submitted by the Tenant to the Landlord.

6.3	In so far as the Tenant’s Fitting Out Works are works to which the Regulations apply the Tenant covenants:

6.3.1	to act as the client in relation to such works for the purposes of the Regulations and to issue a declaration to that effect under regulation 4 of the Regulations and send a copy forthwith to the Developer and the Tenant warrants that it will not derogate in any manner from such declaration or its acceptance of responsibilities as a client under the Regulations;

6.3.2	to comply in all respects with the Regulations and procure that any person involved in carrying out such works complies with the Regulations.

6.4	The Tenant acknowledges that no partnership or agency relationship exists between the Developer and the Tenant in relation to the Tenant’s Fitting Out Works or is created by or in consequence of the execution of the Tenant’s Fitting Out Works or this Agreement or otherwise.

6.5	Forthwith after completion of the Tenant’s Fitting Out Works (and in any event on completion of the Licence to Carry Out Works) the Tenant will deliver to the Developer at its own cost:

6.5.1	two complete paper sets of the final “as-built” scale drawings of the Tenant’s Fitting Out Works and one set of final “as built” scale drawing on computer disk or in such other format as the Developer reasonably requests;

6.5.2	two complete paper sets of the operation and maintenance manuals of the Tenant’s Fitting Out Works and one set of the operation and maintenance manual on computer disk or in such other format as the Developer reasonably requests;

6.5.3	one copy of the proposed entries in the health and safety file for the Property in respect of the Tenant’s Fitting Out Works together with a copy on computer disk; and

6.5.4	one copy of the proposed entries in the building log book for the Property in respect of the Tenant’s Fitting Out Works together with a copy on computer disk,

and shall procure that there shall be granted to the Developer with full title guarantee a royalty-free non-exclusive and irrevocable licence to use and copy any information and documents or other materials detailed in this clause 6.6 or comprised in the health and safety file for the Tenant’s Fitting Out Works for any purpose connected with the Property or the Building and such licence or licences shall contain a right to grant sub-licences on similar terms and shall be transferable to third parties. The documentation referred to in this clause 6.6 shall be prepared by the Developer’s Record Information Contractor at the Tenant’s sole cost and the Developer’s prior written approval shall be obtained of the terms of the appointment of the Developer’s Record Information Contractor for this purpose.

6.6	Following completion of the Tenant’s Fitting Out Works the Tenant shall liaise with the planning supervisor (if any) employed by the Developer for the Tenant’s Fitting Out Works as to any necessary updating of the health and safety file for the Tenant’s Fitting Out Works and supply to such planning supervisor all information, drawings and details of the Tenant’s Fitting Out Works as reasonably required by such planning supervisor and use all reasonable endeavours to ensure that such updating is completed within four weeks of completion of the Tenant’s Fitting Out Works, such information, drawings and details to be provided on the same terms as the documentation and others detailed in clause 6.6.

6.7	The Tenant will procure that any person carrying out the Works effects such insurance in respect thereof as the Landlord may reasonably require and additionally shall procure that any and all contractors appointed by it to carry out the Works or any part thereof shall maintain at all times during the carrying out of the Works public liability insurance cover in an amount in excess of ten million pounds (£10,000,000) per claim and shall provide evidence of such insurance in terms reasonably satisfactory to the Developer as soon as reasonably practicable upon receipt of written request therefore from the Developer.

6.8	The Developer will grant and the Tenant will take up and execute the Licence to Carry Out Works as soon as reasonably practicable and in any event within four weeks of the date of completion of the Tenant’s Fitting Out Works.

7.	OCCUPATION

7.1	The Developer authorises the Tenant to enter into occupation of the Property and the remainder of the fifth floor of the Building with effect from the date hereof for the purpose only of carrying out the Separation Works and the Tenant’s Fitting Out Works provided that the Tenant shall:

7.1.1	occupy the Property and the remainder of the fifth floor of the Building only as the licensee of the Landlord and not otherwise

7.1.2	perform and observe the covenants and conditions contained in the Lease as if a lease in the form of the Lease had been granted so far as the same may be applicable to the licence created by this Agreement and

7.1.3	not occupy the Property or the remainder of the fifth floor of the Building for any purpose other than for the purpose only of carrying out the Separation Works and the Tenant’s Fitting Out Works

7.2	If prior to completion the Tenant shall fail to perform and observe such covenants and conditions or any event happens which would entitle the Landlord to re-enter upon the Property if the proposed lease had actually been granted (whether or not after notice) and such failure or event has not been remedied within fifteen working days from the receipt by the Tenant of notice specifying such failure or event and requiring the same to be remedied then the Landlord may terminate this agreement without prejudice to any accrued rights of action of the Landlord or the Tenant.

7.3	The Tenant’s licence to occupy the Property and the remainder of the fifth floor of the Building shall expire on the earliest of (a) the date of actual completion of the Lease (b) the date this agreement is rescinded and (c) the date this agreement is terminated.

7.4	If the licence granted by this clause 7 expires other than as a result of the completion of the Lease then (save where the Developer has unreasonably or unlawfully refused to complete the Lease) the Tenant shall vacate the Property and the remainder of the fifth floor of the Building promptly after such licence has expired and shall promptly restore the Property and the remainder of the fifth floor of the Building to the same state of repair and condition as at the date of this agreement. If the Tenant fails to comply with such obligations the Landlord may carry out the necessary works and the cost of the works shall be paid by the Tenant to the Landlord within 10 Working Days of written demand

8.	ADDITIONAL DOCUMENTATION

8.1	The Developer shall allow the Tenant to inspect and copy the following documentation with effect from the date hereof:

8.1.1	as-built architectural/record drawings including all plumbing, sanitary, rainwater and drainage installation (such as-built drawings to consist where appropriate of up-dated architectural drawings reflecting so far as is possible the building as constructed);

8.1.2	as-built structural engineer/record drawings;

8.1.3	as-built mechanical and electrical services/record drawings (including lifts); and

8.1.4	the Health and Safety file for the Works or the relevant part thereof prepared in accordance with the Regulations.

8.2	Subject to the Tenant’s full compliance with clause 6 of this Agreement the Developer shall ensure that such documentation is in its final form by no later than the date which is three months after the date hereof and the Tenant acknowledges that prior to such date such documentation will not be in final form and the Tenant’s entitlement to inspect and copy such documentation shall be limited to such documents as exist at that time.

9.	TITLE

The Developer has deduced its title to the Property to the Tenant before the date of this Agreement.

10.	MATTERS AFFECTING THE PROPERTY

The Property will be demised subject to and with the benefit of all and any of the following in existence before the actual date of completion:

10.1	the matters contained or referred to in the entries appearing on the registered title to the Property except for entries to secure monies;

10.2	the matters contained or referred to in the Disclosed Documents to the extent that they are still subsisting and capable of being enforced or of taking effect;

10.3	all matters capable of registration as local land charges or otherwise whether registered or not;

10.4	all notices served and proposals, requirements or agreements made (whether or not subject to confirmation) by or (as the case may be) with any competent authority or arising under statute;

10.5	any unregistered interests which fall within any of the paragraphs of Schedule 3 of the Land Registration Act 2002;

10.6	such unregistered interests as may affect the Property to the extent and for so long as they are preserved by the transitional provisions of Schedule 12 of the Land Registration Act 2002;

10.7	PPP Leases as defined in section 90 of the Land Registration Act 2002; and

10.8	all matters disclosed or which might reasonably be expected to be disclosed by searches and enquiries made by or on behalf of the Tenant or which a prudent purchaser ought to make.

11.	STANDARD CONDITIONS

11.1	This agreement incorporates the Standard Conditions, except to the extent that they are varied by or inconsistent with the terms set out in this Agreement. References to “Seller” and “Buyer” will mean the Developer and Tenant respectively.

11.2	Standard Conditions 3.1.1, 3.1.2, 3.4, 4.1.1, 4.2, 4.5.2, 4.5.3, 5.1 and 8.2.4 do not apply.

11.3	Standard Conditions 1.1.2 is deleted and replaced by the following:

“When used in these conditions the terms “absolute title” and “official copies” have the special meanings given to them by the Land Registration Act 2002”.

11.4	Standard Condition 1.3.2 is varied by the addition of the words “at the address and with the reference (if any) stated in the contract” after the words “party’s solicitor”. Standard Condition 1.3.3 is varied by the addition of the following words at the end: “and a notice or document sent by fax is valid only if all relevant parts of it are received by the intended recipient in a legible state.”

11.5	Standard Condition 4.3.2 is varied by the deletion of the words “if to do so is reasonable” and the addition in their place of the words “if the contract so states” and by the deletion of the words “or obtain, pay for” and the addition of the words “at the Buyer’s expense” in their place, and by the addition of the following at the end: “The Seller shall not be required to include any matter in the statutory declaration which is not, after reasonable enquiry within its personal knowledge.”

11.6	Standard Condition 5.2.2(c) is varied by the deletion of the words “for the period of the licence” and the addition of the words “from the date of occupation until actual completion” in their place.

11.7	Standard Condition 5.2.4 is varied by the deletion of the words “and the contract is subsequently completed”.

11.8	Standard Condition 6.8.1 is varied by the addition of the following at the end: “under this condition but not otherwise”. Standard Condition 6.8.2(b) is varied by the addition of the following words at the end of it: “or if the Seller produces reasonable evidence that the Property will be released from such mortgages on or before the Completion Date”.

12.	ACKNOWLEDGEMENTS

The Tenant and the Guarantor confirm that:

12.1	neither of them has not been induced to enter into this Agreement by or in reliance upon any oral or written statement by the Developer save written responses of the solicitors acting for the Developer to queries raised by the solicitors acting for the Tenant; and

12.2	both of them has obtained advice and information about the Property independently of the Developer; and

12.3	the Developer’s title to the Property and to grant the Lease as at the date of this Agreement has been deduced in full and copies of the Disclosed Documents supplied to the Tenant’s Solicitors and the Tenant will be deemed to take the Lease with full knowledge of the Developer’s title to the Property as disclosed and the matters subject to which the Lease will be granted and will raise no objections or requisitions about them; and

12.4	the liability of the Developer for breach of any of its obligations under this Agreement shall not extend to damages for loss of fee income and/or profits of the Tenant or to any other economic or consequential losses.

13.	DEALING WITH THIS AGREEMENT

This agreement is personal to Bowne International Limited and Bowne International Limited will not assign, charge or deal in any way with the benefit of this Agreement and the Developer will only execute the Lease in favour of it and it will personally accept the Lease and execute the counterpart of the Lease.

14.	NO DEMISE OR PARTNERSHIP

This agreement will not operate as a demise of the Property and (except as expressly stated in this Agreement) the Tenant or the Guarantor has no estate, right, title or interest in the Property or any part of it and this Agreement will not constitute a partnership between all or any of the Parties.

15.	NO RESTRICTIONS

Nothing in this Agreement will:

15.1	impose any restriction on the use or development of any other land owned by the Developer; or

15.2	give to the Tenant the benefit of any covenant, contract, condition or stipulation affecting land other than the Property.

16.	NO PUBLICITY

Except in so far as required to comply with stock exchange or statutory requirements or the terms of the Headlease (as defined in the Lease) or as agreed between the Parties in writing:

16.1	the terms and conditions of this Agreement will not be released by any party to the press or any periodical journal nor will any party make any public announcement about it without the prior written consent of all the other Parties; and

16.2	each Party will treat this Agreement as confidential to it and to its advisers, bankers and other parties involved in the grant of the Lease.

17.	VALUE ADDED TAX

If this Agreement or anything in it gives rise to a taxable supply for Value Added Tax purposes by the Developer to the Tenant, the Tenant will pay to the Developer a sum equal to that Value Added Tax in addition to any other consideration.

18.	NON-MERGER

The provisions of this Agreement will remain in full force and effect (notwithstanding completion of the Lease) to the extent that they remain to be complied with.

19.	NOTICES

19.1	Any demand or notice to be served on any Party under this Agreement will be validly served if sent by first class post addressed to that Party (and if there is more than one of them to any of them) at that Party’s registered office address (as recorded for the time being at Companies’ Registration Office) if it is a company or at its last known address or at the address given in this Agreement.

19.2	Any demand or notice sent by post will be conclusively treated as having been served 48 hours after posting.

19.3	The provisions for postal service set out above are not to prevent any other effective form of service.

20.	COSTS

20.1	Subject to clause 6 the Parties will be responsible for their own costs of their solicitors and surveyors in connection with the preparation, negotiation and completion of this Agreement and the grant of the Lease together with disbursements and Value Added Tax on such disbursements.

20.2	Any payments to be made under this Agreement shall be made without set off or counter claim (whether legal or equitable).

21.	INTEREST

Any sum due from one party to another under this Agreement (including any amount in respect of Value Added Tax when due) which is not paid on the date when it fell due shall bear interest at the rate of four per cent per annum above the base rate for the time being of HSBC Bank plc or some other London clearing bank nominated from time to time by the Landlord or in the event of base rate being abolished, such other comparable rate of interest as the Landlord shall reasonably specify for the period from the date when it fell due until the date of payment (whether before or after judgement).

22.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated nothing in this Agreement will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

23.	JURISDICTION AND LEGAL OPINION

23.1	This Agreement shall be governed by the laws of England and Wales.

23.2	The Parties submit to the exclusive jurisdiction of the Courts of England and Wales and the right of any Party to enforce a judgement obtained in such Courts in any other jurisdiction.

23.3	The Guarantor agrees that Fifth Floor, 1 London Wall, London shall be an effective address for service upon it of any notices to be served under this Agreement or any proceedings commenced in the English Courts.

23.4	The Tenant shall deliver to the Developer simultaneously with the completion this Agreement, and also simultaneously with completion of the Guarantee, Legal Opinions in respect of these documents and the Guarantor’s execution of the same, duly executed and dated simultaneously with the date of the Agreement and the Guarantee (respectively) in the Agreed Form with such amendments as shall be required to insert correct references to this Agreement and the Guarantee.

24.	LAND REGISTRATION

The Tenant shall not be entitled to note this Agreement or the Lease or any rights granted in the Lease against the Developers title other than by virtue of a unilateral notice and shall not without the consent of the Developer (which may be withheld in the Developers absolute discretion) send this Agreement or the Lease or a copy thereof to the Land Registry provided always that this clause shall not prevent the Tenant from making an application for first registration of the Lease or an application to note the rights granted in the Lease in accordance with the terms of the Lease.

25.	CAPITAL CONTRIBUTION

25.1	On completion of the Lease the Developer shall pay to the Tenant the Capital Contribution.

25.2	In addition to the Capital Contribution the Developer shall also pay to the Tenant an amount equal to the Value Added Tax arising in respect of the Capital Contribution within 10 Working Days of production to the Developer of a proper and valid Value Added Tax invoice or invoices issued in the Tenant’s own name and addressed to the Developer relating to the Capital Contribution.

25.3	The Tenant undertakes that to the extent that the Developer is able to make a claim for and obtain allowances under the Capital Allowances Act 1990 in respect of the Capital Contribution the Tenant will not make any claim for capital allowances in respect of the Capital Contribution made by the Developer and shall render the Developer all assistance and information it may reasonably require in order for the Developer to make such a claim.

25.4	The Landlord shall provide to the Tenant as soon as reasonably practicable after receipt of written notification from the Tenant providing full details of its choice of carpet, sufficient carpet from the Miliken range of carpets to carpet the Property to be of a colour and design chosen by the Tenant from the said range only, provided that such notification shall be received within 14 days of the date hereof.

26.	CONSTRUCTION INDUSTRY DEDUCTION SCHEME

26.1	Where either the Developer or the Tenant ( in this clause the “Contractor”) is a “contractor” for the purposes of Chapter IV part XIII of the Income and Corporation Taxes Act 1988 (“ICTA”) and the other (in this clause the “Sub-Contractor”) is a “sub-contractor” for such purposes then:

26.1.1	the Contractor shall not be obliged to make any payment to the Sub-Contractor unless and until the Sub-Contractor provides the Contractor with satisfactory evidence that the Contractor may make such a payment to the Sub-Contractor without incurring a liability to any penalty including without limitation any penalty payable pursuant to section 566(2B) or 566 (2C) of ICTA;

26.1.2	the Contractor shall make the deduction provided by section 559 of ICTA (the “Statutory Deduction”) from the payments due under this Agreement to the Sub-Contractor in accordance with requirements of Chapter IV part XIII of ICTA unless the Sub-Contractor in accordance with the requirements of Chapter IV part XIII of ICTA has provided the Contractor with satisfactory evidence that the Sub-Contractor is entitled under Chapter IV part XIII of ICTA to receive such payments without the Statutory Deduction;

26.1.3	the Sub-Contractor shall provide the Contractor with sufficient information to enable the Contractor accurately to calculate the Statutory Deduction applicable to each payment due under this Agreement to the Sub-Contractor for any over deduction arising as a result of the Sub-Contractor’s failure to provide such information promptly or to provide sufficient information;

26.1.4	if the Sub-Contractor receives any payment from the Contractor without the Statutory Deduction (in accordance with this clause 26) the Sub-Contractor shall (unless he is the holder of a certificate issued pursuant to regulations made under ICTA of a kind which does not require him to supply vouchers) forthwith supply to the Contractor a properly completed voucher in respect of such payment as required by such regulations and in the form prescribed therein;

26.1.5	the Sub-Contractor shall promptly inform the Contractor in writing if any certificate registration card or other document issued to him pursuant to any regulations made under ICTA (and which would otherwise entitle the Sub-Contractor to receive payments without the Statutory Deduction or entitle the Contractor to pay the Sub-Contractor without incurring a liability to any penalty including (without limitation) any penalty payable pursuant to section 566(2B) or 566(2C) of ICTA is cancelled or expires without being renewed and give the date of such cancellation or expiry; and

26.1.6	the Sub-Contractor shall indemnify the Contractor and keep it indemnified (in each case on or after tax basis) against any loss damage cost or expense incurred by the Contractor arising out of any breach by the Sub-Contractor of its obligations under this clause 26 and/or under ICTA and any regulations made under ICTA including the inaccuracy or inadequacy of any evidence or other information furnished to the Contractor under this clause 27.

26.2	References in this clause 26 to provisions of ICTA include references to those provisions as amended or re-enacted in each case from time to time.

27.	GENERAL

No party shall act vexatiously or frivolously in the exercise of its rights under this Agreement.

28.	GUARANTOR PROVISIONS

In consideration of the Developer entering into this Agreement with the Tenant at the Guarantor’s request the Guarantor as a primary obligation hereby:

28.1	guarantees to the Developer that the Tenant will promptly comply with the terms and conditions contained in this Agreement, the Lease, and the Licence to Carry Out Works;

28.2	will indemnify and keep the Developer indemnified against all losses, damages, costs and expenses arising as a result of any default by the Tenant in complying with the terms and conditions contained in this Agreement, the Lease, and the Licence to Carry Out Works;

28.3	will execute the counterpart of the Lease, and the Licence to Carry Out Works as surety for the Tenant as and when called upon to do so by the Developer;

28.4	agrees that no time or indulgence granted to the Tenant by the Developer nor any variation of the terms of this Agreement nor any other thing by virtue of which but for this provision the Guarantor would have been released will in any way release the obligations of the Guarantor to the Developer under this clause; and

28.5	agrees that if this Agreement is disclaimed by or on behalf of the Tenant under any statutory or other power the Guarantor will if so required by the Developer by written notice within three months after notice of a disclaimer has been received by the Developer or after such termination enter into a new contract with the Developer in the same form as this Agreement (except for this clause) and the new contract will take effect from the date of the disclaimer and the Guarantor will pay the Developer’s proper costs and disbursements together with Value Added Tax incurred in the preparation and completion of the new contract and execute and deliver it to the Developer.

1.FIRST SCHEDULE

Property

Part of the fifth floor premises at 1 London Wall, London more particularly described in the Lease.

SECOND SCHEDULE

Disclosed Documents

1.	Post Office Deed dated 19 May 1955 made between (1) the Mayor and Commonalty and Citizens of the City of London and (2) the Right Honourable Charles Hill M.P. Her Majesty’s Postmaster General.

2.	Transfer dated 23 December 1996 made between (1) the Mayor and Commonalty and Citizens of the City of London and (2) the Prudential Assurance Company Limited.

3.	Conveyance of Charter Street dated 1 December 2000 made between (1) The Queen’s Most Excellent Majesty (2) The Crown Estate Commissioners and (3) The Mayor and Commonalty and Citizens of the City of London.

4.	Deed relating to rights of light dated 12 December 2000 made between (1) Plaisterers Hall Limited and (2) Argent (Alder Castle) Limited.

5.	Certificate of Registration of a Notice under section 2 of the Rights of Light Act 1959 dated 8 April 1991 made by the Royal London Mutual Insurance Society Limited.

6.	Deed dated 24 May 2004 made between (1) The London Wall Limited Partnership (2) The Mayor and Commonality and Citizens of the City of London.

THIRD SCHEDULE

Lease
FOURTH SCHEDULE
Licence to Carry Out WorksFIFTH SCHEDULE

Separation Works Specification

SIXTH SCHEDULE

Duty of Care Letter

SEVENTH SCHEDULE

Legal Opinion

Signed ) for and on behalf of the Developer by an	)
authorised signatory:	)
Signed	)
for and on behalf of the Tenant by an	)
authorised signatory:	)

BOWNE & CO INC

By..........................................................

Name.......................................................

Title.........................................................

Date.........................................................